                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                LOGILITY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                LOGILITY, INC.
                           470 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30305

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Logility, Inc. will be held at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia, on Wednesday, August 26, 1998 at 4:00 p.m. for the following purposes:

  1. To elect two directors of the Company for terms to expire at the 2001 annual meeting of stockholders.

  2. To consider and vote upon an amendment to the Company's 1997 Stock Plan to increase the number of shares of Common Stock that may be subject to options granted under that Plan from 295,000 Shares to 1,200,000 shares, subject to certain limitations.

  3. To consider and transact such other business as may properly come before the meeting.

  Only stockholders of the Company of record at the close of business on July 10, 1998 will be entitled to vote at the meeting.

  Stockholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they now plan to attend the meeting. If stockholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James R. McGuone,
                                          Secretary

August 3, 1998

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                               OF LOGILITY, INC.

                               ----------------

                               TO BE HELD AT THE
                                   SWISSOTEL
                           3391 PEACHTREE ROAD, N.E.
                               ATLANTA, GEORGIA
                              ON AUGUST 26, 1998

  This Proxy Statement is furnished to the stockholders by the Board of Directors of Logility, Inc., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders on Wednesday, August 26, 1998, at 4:00 p.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to stockholders on or about August 3, 1998.

  If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted--

  FOR--Election of J. Michael Edenfield and John A. White as Directors for terms ending with the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified.

  FOR--Adoption of proposed amendment to the Company's 1997 Stock Plan to increase the number of shares of Common Stock that may be subject to stock options granted under that Plan from 295,000 shares to 1,200,000 shares, subject to certain limitations.

In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders' best judgment on such other business as may properly come before the meeting or any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attendance at the meeting, by the person giving the proxy insofar as the proxy has not been exercised at the meeting.

                               VOTING SECURITIES

RECORD DATE AND VOTING OF SECURITIES

  The Board of Directors has fixed the close of business on July 10, 1998 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 10, 1998, the Company had outstanding and entitled to vote a total of 13,491,700 shares of Common Stock, no par value ("Common Stock").

  Each outstanding share of Common Stock is entitled to one vote per share on all matters to come before the meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary for election of directors and approval of the proposed amendment to the 1997 Stock Plan. Any other matter submitted to the meeting also must be approved or ratified by the affirmative vote of a majority of the shares represented at the meeting. One-third of the outstanding shares of Common Stock will represent a quorum at the meeting.

SECURITY OWNERSHIP

  Five Percent Stockholders. The only persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company are those set forth below. This information is as of June 30, 1998. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

                                                          SHARES
                    NAME AND ADDRESS OF                BENEFICIALLY
                      BENEFICIAL OWNER                    OWNED       PERCENT(1)
                    -------------------                ------------   ----------
      American Software, Inc..........................  11,300,000       83.8%
       470 East Paces Ferry Road, N. E.
       Atlanta, Georgia 30305
      James C. Edenfield..............................  11,300,000(2)    83.8%
       c/o American Software, Inc.
       470 East Paces Ferry Road, N. E.
       Atlanta, Georgia 30305

--------
(1) Based on a total of 13,491,700 shares outstanding.
(2) Consists of shares held by American Software, Inc. Mr. Edenfield owns 0.6% of the outstanding Class A Common Shares and 53.4% of the outstanding Class B Common Shares of American Software. Under the American Software articles of incorporation, the holders of Class B Common Shares, as a class, have the right to elect a majority of the board of directors of American Software. Accordingly, Mr. Edenfield may be deemed to share beneficial ownership of the Common Stock of the Company held by American Software.

  Directors and Executive Officers. The following table shows the shares of Common Stock beneficially owned, as of June 30, 1998, by each present director and nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. The statements as to securities beneficially owned are, in each instance, based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

                                                        SHARES OF
                                                       COMMON STOCK
NAME OF BENEFICIAL OWNER                               BENEFICIALLY
 OR DESCRIPTION OF GROUP                                  OWNED       PERCENT(1)
-------------------------                              ------------   ----------
James C. Edenfield....................................  11,300,000(2)    83.8%
J. Michael Edenfield..................................       3,000         --%
C. Tycho Howle........................................      14,000(3)     0.1%
Parker H. Petit.......................................       9,000(3)     0.1%
John A. White.........................................       6,500(3)     0.1%
Larry R. Olin.........................................         -0-         --%
Donald L. Thomas......................................         500         --%
James M. Modak........................................       3,400         --%
Andrew White..........................................         -0-         --%
All Directors and Executive Officers
 as a Group (Nine Persons)............................  11,336,400(4)    84.0%

--------
(1) Based on a total of 13,491,700 shares outstanding, plus any shares issuable pursuant to options held by the person or group in question that may be exercised within 60 days.
(2) Consists of shares held by American Software, Inc. Mr. Edenfield owns 0.6% of the outstanding Class A Common Shares and 53.4% of the outstanding Class B Common Shares of American Software. Under the American Software articles of incorporation, the holders of Class B Common Shares, as a class, have the right to elect a majority of the board of directors of American Software. Accordingly, Mr. Edenfield may be deemed to share beneficial ownership of the Common Stock of the Company held by American Software.
(3) Includes 4,000 shares subject to options exercisable within 60 days.
(4) Includes 12,000 shares subject to options exercisable within 60 days. Also includes 11,300,000 shares held by American Software, Inc., the beneficial ownership of which is attributable to James C. Edenfield, as discussed in footnote (2).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and holders of more than 10% of the Common Stock of the Company are required under regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

  Based upon a review by the Company of filings made under Section 16(a) of the Exchange Act, not all of the reports required to be filed during fiscal 1998 were filed on a timely basis. The Company is aware of the following reports that were filed with the Commission by officers, directors and 10% stockholders of the Company after their respective due dates: American Software, Inc. (initial statement of beneficial ownership of securities, required to be filed at the time of initial public offering to reflect status as 10% stockholder) and Messrs. Howle, Petit and White (annual statements of beneficial ownership, required to be filed by June 15, 1998). To the knowledge of the Company, all of such reports have been filed at this time. Based upon its review of copies of filings received by it, the Company believes that since the time of the Company's initial public offering all other Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

                             ELECTION OF DIRECTORS
                      AND INFORMATION REGARDING DIRECTORS

  The Company's By-Laws, as amended, provide that directors shall be divided into three classes, with staggered three-year terms. The terms of two of the present directors, J. Michael Edenfield and John A. White, will expire at the Annual Meeting of Stockholders in 1998. The Board of Directors has nominated these two incumbent directors for terms expiring at the Annual Meeting of Stockholders in 2001 and until their successors are elected and qualified.

  The following information is provided concerning the nominees for election as director, each of whom originally was elected in 1997:

  Mr. Edenfield, age 40, has served as a Director and as President and Chief Executive Officer of the Company since January 1997. Until the Company's initial public offering in October 1997, he served as Chief Operating Officer of American Software, Inc., a position he had held since June 1994. Mr. Edenfield has served as Executive Vice President of American Software from June 1994 to the present. Prior to June 1994, Mr. Edenfield served in the following positions with American Software USA, Inc.: Senior Vice President of North American Sales and Marketing from July 1993 to June 1994, Senior Vice President of North American Sales from August 1992 to July 1993, Group Vice President from May 1991 to August 1992 and Regional Vice President from May 1987 to May 1991. Mr. Edenfield holds a Bachelor of Industrial Management degree from the Georgia Institute of Technology. Mr. Edenfield is the son of James C. Edenfield, Chairman of the Board of Directors of the Company.

  Dr. White, age 58, is Chancellor of the University of Arkansas. From July 1991 to July 1997, Dr. White served as Dean of Engineering at Georgia Institute of Technology, having been a member of the faculty since 1975. From July 1988 to September 1991, he served as Assistant Director of the National Science Foundation in Washington, D.C. Dr. White is a member of the Board of Directors of Motorola, Eastman Chemical Company, CAPS Logistics and Russell Corporation. He is a member of the National Science Board and the National Academy of Engineering, a past President of the Institute of Industrial Engineers and past Chairman of the American Association of Engineering Societies. Dr. White founded SysteCon, a logistics consulting firm, and served as its Chairman and Chief Executive Officer until its acquisition by Coopers and Lybrand. Dr. White received a B.S.I.E. degree from the University of Arkansas, a M.S.I.E. degree from Virginia Polytechnic Institute and State University and a Ph.D. from The Ohio State University.

  If any nominee becomes unwilling or unable to serve, which is not expected, the proxies are intended to be voted for a substitute person to be designated by the Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO ELECT J. MICHAEL EDENFIELD AND JOHN A. WHITE AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

  The following directors were elected in 1997 and their present terms expire with the Annual Meeting of Stockholders in 1999:

  James C. Edenfield, age 63, has served as Chairman of the Board of Directors of the Company since January 1997. He is a co-founder of American Software, where he has served as Chief Executive Officer and Director since 1971. Prior to founding American Software, Mr. Edenfield held several executive positions at and was a director of Management Science America, Inc., an applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology.

  C. Tycho Howle, age 49, was a founder and since 1983 has served as Chairman of Harbinger Corporation, a Nasdaq-listed world-wide provider of electronic commerce products and services, and served as its Chief Executive Officer from 1983 to March 1997. From 1981 to 1983, Mr. Howle was a consultant with McKenzie and Company, a management consulting firm. From 1979 to 1981, Mr. Howle was a product line manager with Hewlett-Packard. From 1973 to 1977, he was a project manager with Booz, Allen and Hamilton's Applied Research Unit. Mr. Howle holds a BS degree (with honors) in Physics and an MS degree in Systems Engineering from Clemson University and an MBA from the Harvard Business School.

  The following director was elected in 1997 and his present term expires with the Annual Meeting of Stockholders in 2000:

  Parker H. Petit, age 58, was the founder of Healthdyne, Inc. and served as its Chairman and Chief Executive Officer from 1970 to March 1996. Healthdyne spun off to its shareholders two of its subsidiaries, Healthdyne Technologies (Nasdaq: HDTC) and Healthdyne Information Enterprises (Nasdaq: HDIE) in 1995. Subsequently, its remaining subsidiary, Healthdyne Maternity Management, was merged with Tokos Medical Corporation to form Matria Healthcare, Inc. (Nasdaq:
MATR) in 1996. Mr. Petit currently serves as Chairman of Healthdyne Information Enterprises, Inc., a healthcare information services company, and Matria Healthcare, a provider of specialized obstetrical home healthcare services. Mr. Petit is a member of the Board of Directors of Atlantic Southeast Airlines, Inc., Intelligent Systems Corporation, and Respironics, Inc. He is also director of the Georgia Research Alliance, a coalition of government and industry leaders formed to encourage development of high technology business in Georgia, and has been elected to the Georgia Technology Hall of Fame.

  From May 1, 1997 through April 30, 1998, the Board of Directors held two meetings and acted by written consent on ten occasions. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.

  The Board of Directors has an Audit Committee, which consists of Dr. John A. White (Chairman) and Mr. Parker H. Petit. The functions of the Audit Committee include recommending independent public accountants to the Company, reviewing the scope and results of the independent public accountants' audit, and monitoring the adequacy of the Company's accounting, financial and operating controls. The Audit Committee held no meetings during fiscal 1998.

  The Company has a Stock Option Committee, consisting of Messrs. James C. Edenfield and J. Michael Edenfield. During fiscal 1998, this Committee met or acted by written consent on twelve occasions. The functions of this Committee are to grant stock options under the 1997 Stock Plan to employees other than directors and executive officers and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith.

  The Company has a Compensation Committee, consisting of Mr. C. Tycho Howle (Chairman) and Mr. Parker H. Petit, described below in "Certain Information Regarding Executive Officers and Directors--Report on Executive Compensation." Among other functions, the Compensation Committee members act as the Special Stock Option Committee under the 1997 Stock Plan, with authority to grant stock options to Executive Officers and establish the terms of those options, as well as to construe and interpret the 1997 Stock Plan and adopt rules in connection therewith. The Compensation Committee held no formal meetings during fiscal 1998.

  The Board has no nominating committee or any other committee performing similar functions.

        CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other executive officers of the Company (determined as of April 30, 1998) whose annual compensation exceeded $100,000 during fiscal 1998 (referred to herein as the "named executive officers") for the fiscal years ended April 30, 1998, 1997 and 1996:

                          SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                                     BONUS OR      COMPENSATION
                           ANNUAL  OTHER ANNUAL  AWARDS/NUMBER OF   ALL OTHER
NAME AND PRINCIPAL  FISCAL SALARY  COMPENSATION       OPTION       COMPENSATION
     POSITION        YEAR   $(1)       $(1)      SHARES GRANTED(1)    ($)(2)
------------------  ------ ------- ------------  ----------------- ------------
J. Michael Eden-
field                1998  240,000    63,533(5)       20,000(6)        -0-
President and
Chief                1997  240,000   102,735          30,000           -0-
Executive Offi-
cer(3)(4)            1996  240,000       -0-          16,000           -0-
Larry R. Olin        1998  175,000    45,617          10,000(6)        -0-
Vice President--
Sales,               1997  175,000    55,375             -0-           -0-
The Americas         1996  175,000    65,657             -0-           -0-
Donald L. Thomas     1998  133,000     1,500           6,000           -0-
Vice President--     1997  121,917     4,000             -0-           -0-
Customer Service     1996  123,216       -0-          15,000           -0-
James M. Modak       1998  112,500    12,000          10,000(6)        -0-
Chief Financial
Officer and Senior
Vice President(7)
Andrew White         1998  125,600       -0-           6,000(6)        -0-
Vice President--     1997  115,519       -0-          20,000           -0-
Product Strategy     1996   84,800       -0-             -0-           -0-

--------
(1) All compensation and stock options shown in this table for years prior to fiscal 1998 were paid or granted by American Software.
(2) The aggregate amount of perquisites and other personal benefits, securities or property given to each named executive officer, valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total annual salary and bonus for that executive officer during each of these years.
(3) At the beginning of fiscal 1998, Mr. Edenfield served as Chief Operating Officer and Executive Vice President of American Software, Inc., resigning from his position as Chief Operating Officer in October 1997 and continuing as Executive Vice President. American Software, Inc. owns approximately 84% of the Common Stock of the Company. See "Relationship with American Software and Certain Transactions."

(4) James C. Edenfield, Chairman of the Board of Directors, is the father of
    J. Michael Edenfield.
(5) This amount excludes $282,136 in bonuses paid by American Software for the portion of fiscal 1998 during which he served as Chief Operating Officer of American Software.
(6) Excludes options granted by American Software in the following amounts:
    Mr. Edenfield--50,000 shares; Mr. Olin--10,000 shares; Mr. Modak--35,000 shares; Mr. White--10,000 shares.
(7) Mr. Modak joined the Company in July 1997.

STOCK OPTION PLANS

  The Company has granted stock options pursuant to its 1997 Stock Plan (the "Plan"). The Plan is proposed to be amended and is described in "Amendment of 1997 Stock Plan" below.

STOCK OPTION GRANTS

  The following table sets forth information with respect to stock options granted during fiscal 1998 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         -----------------------------------------------
                                                                            POTENTIAL
                                                                            REALIZED
                                                                            VALUE AT
                                                                         ASSUMED ANNUAL
                                                                            RATES OF
                                      PERCENT OF                           STOCK PRICE
                                     TOTAL OPTIONS  EXERCISE              APPRECIATION
                         NUMBER OF    GRANTED TO    OR BASE                FOR OPTION
                          OPTIONS    EMPLOYEES IN  PRICE (PER EXPIRATION     TERM(2)
          NAME           GRANTED(1)   FISCAL 1998  SHARE) ($)    DATE      5% 10% ($)
          ----           ----------  ------------- ---------- ---------- ---------------
J. Michael Edenfield....   50,000(3)     4.67%(3)    6.125      5/1/2007 192,599/488,084
                           20,000        7.47%       14.50     10/7/2007 182,379/462,185
Larry R. Olin...........   10,000(3)      .93%(3)     8.50    12/15/2007  53,456/135,468
                           10,000        3.73%       14.50     10/7/2007  91,190/231,093
Donald L. Thomas........    6,000        2.24%       14.50     10/7/2007  54,714/138,656
James M. Modak..........   35,000(3)     3.27%(3)     8.75      8/4/2007 192,599/488,084
                           10,000        3.73%       14.50     10/7/2007  91,190/231,093
Andrew White............   10,000(3)      .93%(3)     8.75      8/4/2007  55,028/139,452
                            6,000        2.24%       14.50     10/7/2007  54,714/138,656

-------
(1) Such options may not be exercised earlier than one year after the date of grant. Options vest ratably over a period of four years.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's or American Software's, as the case may be, common stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3) These grants were grants of American Software stock options and the percentage and fair market value information for those option grants relate to American Software stock options and American Software Class A Common Stock.

STOCK OPTION EXERCISES AND OUTSTANDING OPTIONS

  The following table contains information, with respect to the named executive officers, regarding options to purchase shares of the Company and American Software common stock outstanding as of April 30, 1998. No stock options were exercised by the named executive officers during fiscal 1998.

                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
NAME                       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1) $
----                     ------------------------------ ------------------------------
J. Michael Edenfield....            0/20,000                         -0-
                               103,983/107,017(2)             545,636/366,519(2)
Larry R. Olin...........            0/10,000                         -0-
                                54,000/38,000(2)              293,652/152,264(2)
Donald L. Thomas........            0/6,000                          -0-
                                27,500/17,500(2)              142,982/88,602(2)
James M. Modak..........            0/10,000                       -0-/-0-
                                  0/35,000(2)                     -0-/-0-(2)
Andrew White............            0/6,000                        -0-/-0-
                                5,000/25,000(2)                15,940/47,820(2)

--------
(1) The market price of the Company's Common Stock on April 30, 1998 was $11.25. The market price of American Software's Class A Common Stock on April 30,1998 was $8.188.
(2) These relate to stock options granted by American Software. Values are based in part on the market price of American Software Class A Common Stock.

EMPLOYMENT AGREEMENTS

  The Compensation Committee and the Chief Executive Officer of the Company,
J. Michael Edenfield, have established that for fiscal 1999 he will receive a base salary of $240,000, which is the same as in fiscal 1998, and a bonus targeted at 50% of that amount if he meets certain performance targets. These targets include factors such as growth in revenue and pre-tax earnings of the Company. The amount of the bonus would be higher or lower than that amount, depending on the degree to which the targets are achieved.

  The Company entered into an employment agreement with Mr. Modak on July 24, 1997, pursuant to which he serves as Chief Financial Officer and Senior Vice President of the Company. The agreement provides that Mr. Modak is entitled to receive a base salary of $150,000 per year and is eligible to receive an incentive bonus based upon the average price of the Company's common stock during a pre-determined period and the revenue growth of the Company for the twelve-month period ending July 31, 1998. He also received a bonus upon the Company's successful completion of its initial public offering in October 1997. In the event there is a change in control of the Company, and if Mr. Modak's employment is terminated by him or by the Company within six months of such change of control, he will be entitled to receive severance compensation in an amount equal to two years of his then-current salary.

  None of the other executive officers of the Company has entered into an employment agreement with the Company. Each of the other executive officers, however, will be entitled to incentive compensation based on certain individualized fiscal year performance standards.

DIRECTOR COMPENSATION

  During fiscal 1998, the Company compensated Directors who were not employed by the Company or its affiliates at the rate of $5,000 per annum, plus $1,000 for each meeting of the Board of Directors and $600 for each meeting of any committee of the Board that they attended.

  Directors are eligible to receive stock option grants under the Plan. Under the terms of the Plan, Directors who are not employed by the Company automatically receive stock option grants of 2,000 shares each upon his initial election and additional 1000-share grants at the last day of each fiscal quarter thereafter, with exercise prices equal to the market price on those respective dates. These options become exercisable at the time of grant and expire ten years thereafter. They do not terminate if the Director ceases to serve on the Board of the Company. Under this program, Messrs. Howle, Petit and White each received options to purchase an aggregate of 4,000 shares in fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served as members of the Compensation Committee of the Board of Directors during fiscal 1998: C. Tycho Howle and Parker H. Petit. None of the members of the Compensation Committee were officers or employees of the Company or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

REPORT ON EXECUTIVE COMPENSATION

  The following is the report of the Compensation Committee of the Board of Directors of Logility, Inc. for the fiscal year ended April 30, 1998.

  Meetings. The Compensation Committee has met one time formally and has conferred informally a number of times during fiscal year 1998, among the members of the Committee and with management and the other members of the Board of Directors concerning the authority and responsibilities of the Committee.

  Executive Compensation Philosophy. The Committee believes that a compensation program which enables the Company to attract and retain outstanding executives will assist the Company in meeting its long-range objectives, thereby serving the interest of the Company's shareholders. The compensation program of the Company is designed to achieve the following objectives:

    1. Provide compensation opportunities that are competitive with those of companies of a similar size within the same industry.

    2. Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.

    3. Include above average elements of financial risk through performance-based incentive compensation that offers an opportunity for above average financial reward to the executives.

  Compensation of Chief Executive Officer. The Compensation Committee has the responsibility and authority to review and establish compensation for the Chief Executive Officer of the Company, including his participation in the Logility 1997 Stock Plan and the re-evaluation and negotiation of the terms of his employment. Following discussions with the Chief Executive Officer, J. Michael Edenfield, the Committee and Mr. Edenfield have established that for fiscal 1999, he will receive a base salary of $240,000, which is the same as in fiscal 1998, and a bonus targeted at 50% of that amount if plan targets are met. These targets include Company performance factors such as growth in revenue and pre-tax earnings. The amount of the bonus would be higher or lower than the targeted bonus amount, depending on the degree to which the targets are achieved. The Committee's selection of this basis for incentive compensation reflects its belief that the Chief Executive Officer's compensation should be tied substantially to growth in revenue and pre-tax earnings.

  The Committee believes Mr. Edenfield is paid a reasonable salary, and that any potential bonus is based on corporate financial goals that align his interests with those of other shareholders.

  The Chief Executive Officer's cash compensation from the Company in fiscal 1998, both salary and bonus, was determined under the terms of an incentive compensation arrangement established prior to the formation of the Compensation Committee. In fiscal 1998, the Chief Executive Officer received a bonus equal to 3% of the quarterly increase in pre-tax earnings as compared to the previous year quarter. Under this formula, Mr. Edenfield received from the Company a bonus of $63,533.

  The Chief Executive Officer received a grant of a stock option on October 7, 1997, consisting of 20,000 shares of Common Stock. The option is exercisable at the IPO price, or $14.50 per share, with a term of ten years. This option was granted by the Board of Directors prior to formation of the Compensation Committee. As discussed below, it is the intention of the Compensation Committee to grant to Mr. Edenfield a stock option to purchase 70,000 shares of Common Stock when the Stock Plan is amended at the 1998 Annual Stockholders Meeting. Any further participation by the Chief Executive Officer in the Stock Plan during fiscal 1999 will be determined in the discretion of Compensation Committee based upon its authority to grant options under that Plan.

  Other Executive Officers. The Compensation Committee has responsibility for the review of compensation of other executive officers of the Company. To assist in this process, the Committee has reviewed compensation of officers having similar responsibilities with peer group companies, based upon publicly available information. In that regard, the Compensation Committee consults with the Chief Executive Officer. It is the policy of the Company, in consultation with the Compensation Committee, to base a substantial portion of executive officer compensation upon the achievement of Company-wide and/or divisional goals, relating in some cases to revenue generation or growth, in some cases to growth in income and in some cases to a combination of these factors, as well as other factors. The bonus plans for each of the most highly compensated executive officers reflect this approach.

  The Compensation Committee has direct and exclusive authority over the granting of stock options to executive officers of the Company by acting as the Special Stock Option Committee under the Stock Plan. In addition, the Compensation Committee assists the Chief Executive Officer in evaluating and establishing executive bonus plans, which are customized for each executive officer. Stock option grants under the Stock Plan are utilized as both a motivating and a compensating factor. Because the performance of executive officers can substantially influence performance of the entire enterprise, the Committee believes that grants of stock options can be utilized to create greater incentives for improving Company performance, which the Compensation Committee believes may positively influence the market price for Company stock.

  During fiscal 1998, the Compensation Committee formally and informally considered the exercise of its authority under the Stock Plan to grant options to executive officers of the Company, but elected not to do so. Options granted to executive officers during fiscal 1998 were granted by the Board prior to the formation of the Compensation Committee. When options are granted to executive officers in the future, the term and size of the options will be intended and calculated by the Compensation Committee to reward these officers for their prior performance, to serve as incentive for promotion of Company profitability and other long-term objectives and to maintain their overall compensation at competitive levels. At this time, the Compensation Committee has made the following stock option commitments to executive officers of the Company, for options to be granted after the Stock Plan is amended to permit the grant of additional stock options, at an exercise price equal to the closing market price of the Common Stock on the day immediately following the date of the 1998 Annual Stockholders Meeting:

                                                                     NUMBER OF
        NAME OF EXECUTIVE OFFICER                                  OPTION SHARES
        -------------------------                                  -------------
        J. Michael Edenfield...................................... 70,000 shares
        James M. Modak............................................ 35,000 shares
        Larry R. Olin............................................. 35,000 shares
        Donald L. Thomas.......................................... 10,000 shares
        Andrew White.............................................. 10,000 shares

  During fiscal 1999, the Compensation Committee will continue to consult with the Chief Executive Officer with respect to executive officer compensation packages, including salary, bonus, stock options and fringe benefits, to ensure that compensation is appropriately related to individual and Company performance, as well as to competitive compensation standards and other relevant criteria. The Compensation Committee will continue its investigation of compensation arrangements in peer group companies as guides for future consultations with the Board of Directors and the Chief Executive Officer.

  Limitations on Deductibility of Executive Compensation. Since 1994, the Omnibus Budget Reconciliation Act of 1993 has limited the deductibility of executive compensation paid by publicly held corporations to $1 million per employee, subject to various exceptions, including compensation based on performance goals. The deductibility limitation does not apply to compensation based on performance goals where (1) the performance goals are established by a compensation committee which is comprised solely of two or more outside directors; (2) the material terms are disclosed to shareholders and approved by majority vote of the shareholders eligible to vote thereon before the compensation is paid; and (3) before the compensation is paid, the compensation committee certifies that the performance goals and other material terms have been satisfied. The Company has not adopted a policy with respect to deductibility of compensation since no executive officer currently receives, or has previously received, taxable income in excess of $1 million per year from the Company. The Compensation Committee will monitor compensation levels closely, particularly in areas of incentive compensation. As revenues and income of the Company grow, incentive compensation also can be expected to increase and it may become necessary to adopt a long-term incentive compensation plan in compliance with the foregoing criteria.

BY THE COMPENSATION COMMITTEE:

C. Tycho Howle, Chairman
Parker H. Petit

         RELATIONSHIP WITH AMERICAN SOFTWARE AND CERTAIN TRANSACTIONS

  In anticipation of the Company's initial public offering in October 1997, the Company and American Software entered into various agreements (the "Intercompany Agreements"), including a Services Agreement, a Facilities Agreement, a Marketing License Agreement and a Tax Sharing Agreement. These Agreements and the other Intercompany Agreements are further described in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, filed with the Securities and Exchange Commission. In fiscal 1998, the Company paid the following aggregate amounts to American Software under the terms of the Intercompany Agreements: Services Agreement--$1,067,000 Facilities Agreement--$330,000; and Marketing License Agreement--$1,108,000. Under the Tax Sharing Agreement, the Company was allocated $1,052,000 in federal, state and local taxes for fiscal 1998.

  In addition, during fiscal 1998, the Company acquired from American Software the assets of Distribution Sciences, Inc., a former subsidiary of American Software, as well as the WarehousePRO Division of American Software. At the time of those acquisitions, the Company was a wholly-owned subsidiary of American Software. For purposes of the Company's financial statements, the acquisition of Distribution Sciences assets was valued at $676,000 and the acquisition of WarehousePRO assets was valued at $1,580,000.

  As a result of the various transactions between the Company and American Software, amounts payable to and receivable from American Software arise from time to time. At April 30, 1998, amounts due to American Software by the Company totalled $961,000.

  James R. McGuone, Secretary of the Company, is a partner in the firm of Gambrell & Stolz, L.L.P., general counsel to the Company and to American Software. Legal fees in the amount of $593,053 were paid by the Company and by American Software to that firm during calendar year 1997 for legal services rendered as general counsel to the Company and American Software.

                         AMENDMENT OF 1997 STOCK PLAN

GENERAL

  The Plan was adopted by the Board of Directors and approved by the sole stockholder of the Company in August 1997. Up to 295,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to stock options granted under the Plan. Up to 300,000 stock appreciation right ("SAR") units may be granted under the Plan, each SAR unit being equivalent to the appreciation in the market value of one share of Common Stock.

BACKGROUND OF PROPOSED AMENDMENT TO PLAN

  On May 20, 1998, the Board of Directors approved, subject to stockholder approval, an amendment to the 1997 Stock Plan that would increase the number of shares of Common Stock that may be subject to options granted under the Plan by 905,000 shares, from 295,000 shares to 1,200,000 shares. The current 295,000 shares authorized under the Plan were designed to ensure that even if all stock option shares were granted and exercised, American Software would retain the 80% stock ownership percentage it requires to retain the Company as a member of American Software's consolidated group for federal and state income tax purposes. Subsequently, the Company has repurchased some of its shares of Common Stock in the open market and may repurchase additional shares in the future. As a result, a limited number of additional stock options could be granted without jeopardizing American Software's 80% position. Moreover, American Software and the Company may agree in the future to utilize shares of American Software common stock in connection with acquisitions by the Company, with additional Common Stock of the Company being issued to American Software in such an event. If such transactions occur, additional shares of Common Stock could be made available under the Plan while still remaining within the 80% limitation.

  To provide for these eventualities and to enable the Company to continue to attract and retain key employees, the Board of Directors adopted an amendment to the Plan, subject to stockholder approval, to increase the number of authorized option shares from 295,000 shares to 1,200,000 shares. In adopting that amendment, however, the Board stipulated that none of the additional authorized option shares could be granted if doing so would potentially impair American Software's minimum 80% stock ownership position.

  Of the 295,000 presently authorized option shares, as of June 30, 1998, no shares have been purchased pursuant to the exercise of stock options and 250,570 shares were subject to outstanding options, leaving 44,430 shares available for new options. The proposed amendment would increase the number of available shares under the Plan to 949,430 shares as of June 30, 1998, of which an aggregate of 382,730 option shares could be granted as of that date without affecting American Software's minimum 80% stock ownership position. No SARs have been granted under the Plan.

SUMMARY OF PLAN TERMS

  The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan which governs in the event of any conflict. Copies of the Plan are available from the Company, upon written request, to the attention of Anne-Mary Pullar, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

  Purpose of Plan. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company's business.

  Automatic Option Grants to Nonemployee Directors. Under the terms of the Plan, each independent, nonemployee director automatically receives an option to purchase 2,000 shares of Common Stock upon his or her election to the Board. Each non-employee director also automatically receives an option to purchase an additional 1,000 shares on the last day of each fiscal quarter. The exercise price of each option is equal to the fair market value of the Common Stock on the date the option is granted.

  Administration. The Plan is administered by the Board of Directors and by the Stock Option Committee and the Special Stock Option Committee. The Special Stock Option Committee, composed of nonemployee directors, is responsible for the administration and granting of stock options and stock appreciation rights
(SARs) to executive officers of the Company. The Stock Option Committee, consisting of other directors of the Company, is responsible for the administration and granting of stock options and SARs (collectively, "Awards") to other employees and eligible persons. The Stock Option Committee is composed of James C. Edenfield and J. Michael Edenfield. The Special Stock Option Committee is composed of Parker H. Petit and C. Tycho Howle. The Board and the Stock Option Committees have the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan generally and to interpret the provisions thereof. The Board of Directors and the respective committees may amend, modify or terminate any outstanding Award and with respect to new Awards will determine (i) the number of shares of Common Stock or units covered by options or SARs and the dates upon which such options or SARs become exercisable, (ii) the exercise price of options and SARs and (iii) the duration of options and SARs.

  Eligibility. All employees (approximately 225 persons as of June 30, 1998), and Directors of the Company are eligible to participate in the Plan. In addition, advisors and consultants to the Company may be eligible for Award grants if deemed appropriate by the Stock Option Committee.

  Exercise Price of Stock Options and SARs. The exercise price per share of any stock option granted under the Plan is set in each case by the respective Committee. For incentive stock options granted under the Plan, the exercise price must be at least 100% of the fair market value of Common Stock on the date of grant (at least 110% for options granted to 10% stockholders). For nonqualified stock options granted the Plan, the exercise price may be less than the fair market value per share of Common Stock on the date upon which the option is granted. The exercise price of a SAR unit granted under the Plan must be at least 100% of the fair market value of the Common Stock on the date of grant. As of the close of business on June 30, 1998, the market value of the Common Stock was $9.75 per share.

  Terms of Options and SARs. Options granted pursuant to the Plan generally expire on the tenth anniversary of the grant date, except for incentive stock options granted to 10% stockholders, which expire on the fifth anniversary of the date of grant. SARs granted under the Plant expire not later than the fifth anniversary of the date of grant.

  Exercise. Awards granted pursuant to the Plan generally become exercisable in equal portions over a four-year period (other than formula options granted to non-employee directors, which vest immediately upon grant). The Plan permits the payment of the exercise price of options to be in the form of cash, by surrender to the Company of shares of Common Stock owned by the participant for at least six months (unless waived by the appropriate committee) or by any combination of these two forms of payment (subject to certain restrictions).

  Non-Assignability. An option or SAR granted under the Plan is not transferable other than by will, the applicable laws of descent and distribution, or a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by such optionee or his guardian or legal representative.

  Death, Disability, Retirement or Termination of Employment. Following a participant's termination of employment, Awards held by such person pursuant to the Plan are generally exercisable only with respect to the portions thereof in which the participant is then vested. Under the Plan, upon termination of employment, stock options remain exercisable for 90 days, or 12 months if termination results from death or disability, but in any event not beyond the original option term. SARs are automatically deemed to be exercised upon termination of employment, to the extent vested.

  Change of Control. The stock option agreements and SAR agreements provide that in the event of a Change in Control (as defined in the Plan) of the Company, or a threatened Change in Control of the Company as determined by the Board of Directors, outstanding Awards will automatically become fully exercisable, subject to the right of the individual Award holder to accept a substitute stock option or similar equity right from the surviving entity in the Change of Control transaction.

  Rights as a Stockholder; Status of Employee. No person shall have any rights or privileges of a stockholder of the Company as to shares subject to an option granted pursuant to the Plan until such option is exercised in accordance with the terms of the Plan. Furthermore, nothing in the Plan or any agreement entered into pursuant thereto, confers upon an optionee any right to continue in the employment of the Company. Ownership of a SAR does not establish any stockholder rights.

  American Software Option Plans. So long as the Company remains a majority-owned subsidiary of American Software, officers and other employees of the Company will be eligible to receive grants of stock options under stock option plans of American Software. The grant of such options, if any, will be entirely within the discretion of the respective committees of the American Software Board of Directors. James C. Edenfield, a Director of the Company, serves on a committee of the American Software Board that has authority over one of the American Software stock option plans.

  Termination. The Plan terminates after August 2007, unless sooner terminated by the Board of Directors. Except as expressly contemplated by the terms of the Plan, no amendment, discontinuance or termination of the Plan will have any effect on options or SARs outstanding thereunder at the time of termination.

TAX CONSEQUENCES

  The following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option or SAR under the Plan and the subsequent disposition of Common Stock acquired upon exercise of a stock option.

  STOCK OPTIONS. Under the Plan, at the time of grant of a Stock Option the respective Committee designates each option either as an incentive stock option or a nonqualified stock option, with differing tax consequences to the optionee and to the Company for each type of option.

  Nonqualified Options. The grant of a nonqualified option will not result in any immediate tax consequence to the Company or the optionee. Upon exercise of a nonqualified option granted under the Plan, the amount by which the fair market value on the date of exercise of the shares received upon such exercise exceeds the option price will be taxed as ordinary income to the optionee, and the Company will generally be entitled to a deduction in an equal amount in the year the option is executed. Such amount will not be an item of tax preference to an optionee.

  Upon the subsequent disposition of shares acquired upon the exercise of an option ("Option Stock"), an optionee may realize short-term or long-term capital gain or loss, assuming such shares of Option Stock constitute capital assets in an optionee's hands and depending upon the holding period of such shares of Option Stock, equal to the difference between the selling price and the tax basis of the shares of Option Stock sold. The tax basis for this purpose will equal the sum of the exercise price and the amount of ordinary income realized by the optionee as a result of such exercise.

  Incentive Options. Neither the grant nor the exercise of an incentive stock option will have any immediate tax consequences to the Company or the optionee. (However, in calculating income for purposes of computing an individual optionee's alternative minimum tax, the favorable tax treatment generally accorded incentive stock options is not applicable.)

  When an optionee sells Option Stock received upon the exercise of his incentive stock options, any amount he receives in excess of the option price will be taxed as a long-term capital gain at the maximum applicable tax rate (and any loss will be a long-term capital loss) if he has held his shares for at least two years from the date of granting the option to him and for at least one year after the issuance of such shares to him. If the shares are not held for more than two years from the date of granting the option to him or are not held for more than one year after the issuance of such shares, (i) ordinary income will be realized in the year of the disposition in an amount equal to the difference between the fair market value of the shares on the date the option was exercised and the option price, and (ii) either capital gain or loss will be recognized in an amount equal to the difference between the selling price and the fair market value of the shares on the date the option was exercised. If the selling price is less than the fair market value on the date the option is exercised, but more than the exercise price, (i) ordinary income equal to the difference between the exercise price and the fair market value on the date of exercise is recognized, and (ii) a capital loss equal to the difference between the fair market value on the date of exercise and the sales price results.

  The Company is not permitted to take a deduction for federal income tax purposes because of the granting or exercise of any incentive stock option, except to the extent that ordinary income may be realized by an optionee on the sale of option shares.

  SARs. Like the grant of a nonqualified stock option, there are no immediate tax consequences to the Company or the recipient upon the grant of a SAR. When the SAR is exercised, the cash payment will be taxed as ordinary income to the recipient, and generally the Company will be entitled to a deduction in an equal amount in the same year.

BOARD RECOMMENDATION

  The Board of Directors believes it is in the best interest of the Company to approve the proposed amendment to the Plan so that the Company will be able to continue to provide adequate incentives and to attract and retain the services of competent personnel.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                      VOTE "FOR" THE PROPOSED AMENDMENT.

                         STOCK PRICE PERFORMANCE GRAPH

  The Common Stock commenced trading on the Nasdaq National Market on October 7, 1997. The graph below reflects the cumulative stockholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return of the Nasdaq Composite Index and a peer group index for the periods indicated. The graph reflects the investment of $100 on October 31, 1997 in the Company's Common Stock, the Nasdaq Stock Market--U.S. Companies ("Nasdaq Composite Index") and in a published industry peer group index. The peer group is the Robertson Stephens Hi-Tech Index-Software Group, which is an index of the stock price performance of 50 software companies maintained by Robertson Stephens & Company, an investment banking firm.


                            Robertson
                            Stepehens Hi-
              Nasdaq        Tech Index
             Composite      Software Grp.     Logility

10/31/97       100.00          100.00          100.00
01/31/98       101.97           98.34           79.49
04/30/98       117.24          125.62           75.21

                             INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP, who were auditors for fiscal 1998, to continue as independent auditors of the Company.

  Representatives of KPMG Peat Marwick LLP are expected to attend the Stockholders Meeting. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be forwarded in writing and received at the principal executive offices of the Company no later than April 6, 1999, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Stockholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

  The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

  Copies of the 1998 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Stockholders. Additional copies may be obtained from Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS
  BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 10, 1998, ON REQUEST TO INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, ATLANTA, GEORGIA 30305.

                                          By Order of the Board of Directors,

                                          James R. McGuone, Secretary

Atlanta, Georgia
August 3, 1998

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                                LOGILITY, INC.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on      [_]
the reverse side of this card.

RECORD DATE SHARES:



                                                  ------------------------------
Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


Stockholder sign here-----------------------------Co-owner sign here------------



                       THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:


                                                     For All    With-    For All
Election of Directors.                               Nominees   hold     Except
----------------------
Two Directors to be elected for terms expiring at      [_]      [_]       [_]
the 2001 Annual Meeting.

                                   Nominees:
                             J. Michael Edenfield
                                 John A. White

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.


Amendment to 1997 Stock Plan.                      For      Against      Abstain
-----------------------------
To increase the number of shares that may be       [_]        [_]          [_]
subject to options under that Plan from 295,000 shares to 1,200,000 shares, subject to certain limitations.

                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                LOGILITY, INC.

                Proxy Solicited by the Board of Directors for
                 the Annual Meeting of Stockholders to be held
                        August 26, 1998 at 4:00 p.m. at
                                   Swissotel
                           3391 Peachtree Road, N.E.
                            Atlanta, Georgia 30326

                          FOR HOLDERS OF COMMON STOCK

The undersigned hereby appoints J. Michael Edenfield and James M. Modak, or either of them, attorneys and proxies, each with full power of substitution to vote, in the absence of the other, all shares of Common Stock of LOGILITY, INC. held by the undersigned and entitled to vote at the Annual Meeting of Stockholders to be held on August 26, 1998 and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting and particularly the proposals stated on the reverse side hereof, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER ON THE REVERSE OF THIS PROXY CARD OR, IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE IN THEIR DISCRETION. THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
IMPORTANT: Please sign this Proxy exactly as your name(s) appear(s) hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should please give their full titles.
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